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                                                                    EXHIBIT 23.3

                   [MENDELSOHN KARY BELL & NATOLI LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
FiberNet Telecom, Inc. and Affiliated Entities

Dear Sirs:

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                          /s/ Mendelsohn Kary Bell & Natoli,
                                          LLP

New York, New York
August 8, 2000